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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in this Registration Statement of World Access, Inc. on Form S-4 of our report on the consolidated financial statements of Advanced TechCom, Inc. and Subsidiary dated February 26, 1997 (October 15, 1997 as to Notes 2 and 13, and the last paragraph of Note 5) (which expresses an unqualified opinion and includes an explanatory paragraph referring to certain subsequent events, including entering into an agreement to subcontract certain of ATI's manufacturing, raising of additional equity and the receipt of a commitment for additional financing), appearing in the Joint Proxy Statement/Prospectus which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus which is part of such Registration Statement.

                                           /s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 6, 1998